EXHIBIT 11
                Computation of Per Share Earnings
For the three and six months ended June 29, 1996 and July 1, 1995
                           (Unaudited)
              (000's omitted except per share data)


                                     Three Months             Six Months
                                        Ended                    Ended
                                 --------------------    --------------------
                                 June 29,     July 1,    June 29,    July 1,
                                   1996        1995        1996        1995
                                 --------     -------    --------    -------
Primary Earnings (Loss) Per Share:

Net Income (Loss)                 $ 1,368     $    52    $   791     $  (443)
                                  =======     =======    =======     =======

Weighted Average Shares Outstanding:

Common Shares                       1,103       1,139      1,139       1,107
Common Stock Equivalents               10           0          0           6
                                  -------     -------    -------     -------
  Total                             1,113       1,139      1,139       1,113
                                  =======     =======    =======     =======

Primary Earnings (Loss) Per Share $  1.23     $   .05    $   .71     $  (.39)
                                  =======     =======    =======     =======

Fully Diluted Earnings (Loss) Per Share:

Net Income (Loss)                 $ 1,368     $    52    $   791     $  (443)

Weighted Average Shares Outstanding:

Common Shares                       1,103       1,139      1,107       1,139
Common Stock Equivalents               10           0          0           9
                                  -------     -------    -------     -------
  Total                             1,113       1,139      1,116       1,139
                                  =======     =======    =======     =======

Fully Diluted Income (Loss)
 Per Share:                       $  1.23     $   .05    $   .71     $  (.39)
                                  =======     =======    =======     =======


Notes:
     Primary and fully diluted amounts are not reflected on the face of the Consolidated Statements of Operations and Retained Earnings because they differ from basic earnings per share by less than 3%. Therefore, basic earnings per share are presented on the face of the statements.